EXHIBIT 99.1

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Special Meeting of Shareholders, please execute your proxy promptly and return it in the enclosed envelope.

DETACH HERE

ROANOKE ELECTRIC STEEL CORPORATION

Proxy for Special Meeting of Shareholders to be Held  April 11, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William M. Watson, Jr. and Mark G. Meikle, or either of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Special Meeting of the Shareholders to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia on Tuesday, April 11, 2006 at 11:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement/Prospectus for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

You are encouraged to specify your choice by marking the appropriate box. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your preferences unless you sign and return this card.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

Roanoke Electric Steel Corporation

c/o Equiserve Trust Company, N.A.

P.O. Box 8694

Edison, NJ 08818-8694

DETACH HERE

Your vote is necessary to approve this important transaction.  Not voting will have the same effect as voting against the merger.

☒	Please mark
vote as in
this example

This proxy when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is otherwise made, this proxy will be voted FOR proposals 1 and 2 below and in the discretion of the named proxies as to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

The Board of Directors recommends voting FOR the items below.

		FOR	AGAINST	ABSTAIN
1.

To approve the Agreement of Merger and Reorganization by and among Steel Dynamics, Inc., RS Acquisition Corporation and Roanoke Electric Steel Corporation, dated as of October 17, 2005, and the related plan of merger. The merger agreement and the related plan of merger are described in, and attached as Annex A and Annex B, respectively, to, the accompanying proxy statement/prospectus.

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To approve an adjournment or postponement of the Special Meeting of Shareholders, if necessary, to solicit additional proxies in favor of the proposal above.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: